SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CADENCE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Mississippi	64-0694775
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 EAST MAIN STREET STARKVILLE, MISSISSIPPI	39759
(Address of Principal Executive Offices)	(Zip Code)

2006 LONG-TERM INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Lewis F. Mallory, Jr.

Chairman of the Board and Chief Executive Officer

301 East Main St.

Starkville, Mississippi 39759

(662) 343-1341

(Name, address, telephone number, including area code, of agent for service)

Copy to:

Mark L. Jones

Adams and Reese LLP

1221 McKinney, Suite 4400

Houston, TX 70139

713-652-5151

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, Par value $1.00 per share	750,000 shares	$20.40	$15,300,000	$1,637.10

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock of the Registrant as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act and based upon the average of the high and low sales prices reported on the American Stock Exchange reporting system on August 21, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Cadence Financial Corporation (formerly known as NBC Capital Corporation and referred to herein as “Cadence”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are incorporated in this registration statement by reference:

(a) Cadence’s Annual Report on Form 10-K (Commission File No. 001-15773) for the fiscal year ended December 31, 2005, filed with the Commission on March 14, 2006;

(b) All other reports filed by Cadence pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above; and

(c) The description of Cadence’s common stock, par value $1.00 per share (the “Common Stock”) on Form 8-A (Commission File No. 001-15773), filed with the Commission on March 29, 2000, and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by Cadence pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing by Cadence of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Mississippi Business Corporation Act (“MBCA”) contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and stockholders whom they serve. Article 8, Sub-article E of the MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations.

MBCA Section 79-4-2.02(b)(5) permits the corporation to include an obligatory indemnification for directors in its Articles of Incorporation for all acts other than: (i) distributions made in excess of standards established by Mississippi law or in the corporation’s articles of incorporation, for which Section 79-4-8.33 imposes personal liability on directors to the corporation; and (ii) circumstances where, in his performance as a director, a director has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law.

Article 11 of Cadence’s articles of incorporation complies with the permitted indemnification provision of Section 79-4-2.02(b)(5). The personal liability of a director of Cadence is eliminated unless he breaches his duty of loyalty to the corporation or its stockholders, commits acts or omissions not in good faith, or which involve intentional misconduct or knowing violation of law, permits unlawful distributions or receives an improper personal benefit from any transaction. Article 11 further permits Cadence to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.

Section 79-4-8.56 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Article VI of Cadence’s by-laws provides that any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business, may be indemnified to the fullest extent allowed by law against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred by such persons. Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

Section 79-4-8.57 permits a Mississippi corporation to purchase and maintain insurance on behalf of its officers and directors, against liability asserted against or incurred by them in their capacities as officers or directors, whether or not the corporation would have the power to indemnify such officers or directors or advance funds for the same liability. Article VI, Section 4 of Cadence’s by-laws permits Cadence to obtain such insurance. Cadence carries director and officer insurance as permitted under its by-laws and the MBCA.

The MBCA treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action, except for reasonable expenses incurred in connection with the proceeding if the officer or director has met the relevant standards of conduct.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

4.1	NBC Capital Corporation Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.10 to Form S-4 (Commission File No. 333-135817, filed July 17, 2006)

5.1	Opinion of Adams and Reese LLP

23.1	Consent of T. E. Lott & Company

23.2	Consent of Adams and Reese LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Starkville, State of Mississippi, on this 16th day of August, 2006.

CADENCE FINANCIAL CORPORATION

By:

/s/ Lewis F. Mallory, Jr.
Lewis F. Mallory, Jr.
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 16, 2006.

Signature	Title
/s/ Lewis F. Mallory, Jr. Lewis F. Mallory, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Mark A. Abernathy Mark A. Abernathy	President, Chief Operating Officer and Director (Principal Executive Officer)

/s/ Richard T. Haston Richard T. Haston	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Lewis F. Mallory, Jr. and Richard T. Haston, and each of them severally, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable Cadence Financial Corporation to comply with the Securities Act of 1933 and other federal and state securities laws in connection with the registration statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lewis F. Mallory, Jr. Lewis F. Mallory, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 16, 2006

/s/ Mark A. Abernathy Mark A. Abernathy	President, Chief Operating Officer and Director (Principal Executive Officer)	August 16, 2006

/s/ Richard T. Haston Richard T. Haston	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2006

/s/ David Byars David Byars	Director	August 16, 2006

/s/ Robert S. Caldwell, Jr. Robert S. Caldwell, Jr.	Director	August 16, 2006

/s/ Robert L. Calvert, III Robert L. Calvert, III	Director	August 16, 2006

/s/ J. Nutie Dowdle J. Nutie Dowdle	Director	August 16, 2006

/s/ James C. Galloway, Jr. James C. Galloway, Jr.	Director	August 16, 2006

/s/ Hunter M. Gholson Hunter M. Gholson	Director	August 16, 2006

/s/ James D. Graham James D. Graham	Director	August 16, 2006

/s/ Bobby L. Harper Bobby L. Harper	Director	August 16, 2006

/s/ Clifton S. Hunt Clifton S. Hunt	Director	August 16, 2006

/s/ Dan R. Lee Dan R. Lee	Director	August 16, 2006

/s/ Allen B. Puckett, III Allen B. Puckett, III	Director	August 16, 2006

/s/ Dr. James C. Ratcliff Dr. James C. Ratcliff	Director	August 16, 2006

/s/ Sammy J. Smith Sammy J. Smith	Director	August 16, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

4.1	NBC Capital Corporation Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.10 to Form S-4 (Commission File No. 333-135817, filed July 17, 2006)

5.1	Opinion of Adams and Reese LLP

23.1	Consent of T. E. Lott & Company

23.2	Consent of Adams and Reese LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)